Exhibit 99.1

PARAMETRIC SOUND APPOINTS SONY PICTURES
VETERAN TO BOARD OF DIRECTORS

Director Kenneth F. Potashner Appointed Executive Chairman

HENDERSON, NEVADA, March 6, 2012 – Parametric Sound Corporation (OTCBB: PAMT), a leading innovator of directed audio products and solutions, today announced it has appointed James L. Honore as an independent member of its Board of Directors. Mr. Honore retired as Executive Vice President at Sony Pictures Entertainment in December 2011.

The Company also appointed director Kenneth F. Potashner as its Executive Chairman responsible for executing the Company’s strategic growth initiatives as principal executive officer.

“James brings substantial entertainment industry executive experience and extensive contacts from his more than 20 years in the picture industry,” said Elwood G. Norris, President of Parametric Sound. “He has a keen understanding of modern sound and visual effects technologies and his many relationships with executives, artists and innovators from all aspects of the motion picture industry will aid us as we enter new audio markets for our technology. I am also very pleased that Ken has formally assumed the duties of Executive Chairman pursuant to the agreement in principle previously reported when he joined us in December.”

“HyperSound is an exciting innovation that has the potential to change how sound is used in entertainment, in movies, in gaming and in the increasing convergence of media,” said Honore. “I look forward to helping expose this technology to key industry participants.”

Additional biographical information on Mr. Honore follows:

James L. Honore joined Columbia Pictures in 1988 as Vice President of post-production after previously serving as director of post production for Home Box Office Pictures and DeLaurentiis Entertainment Group. In 1993 he was promoted to Executive Vice President post-production for Sony Pictures Entertainment including its Columbia Pictures and TriStar Pictures units. He was also responsible for final post-production quality of all picture and sound for Columbia TriStar Motion Picture Companies, Screen Gems and Stage 6 Productions and feature films acquired by Columbia TriStar Motion Picture Companies, Columbia TriStar Home Video and Sony Pictures Classics. At Sony Pictures he was responsible for completion of pictures budgeted at over $1.5 billion per year and supervised post-production for hundreds of major films including Casino Royale and other Bond movies, Spider-Man series, DaVinci Code, Bugsy, A Few Good Men, Men in Black series and many more. Mr. Honore retired from Sony Pictures in December 2011.

About Parametric Sound Corporation
Parametric Sound Corporation’s pioneering HyperSound technology employs a tightly focused beam of sound to target specific audiences without the ambient noise of traditional speakers. The Company owns a substantial body of intellectual property. Recent innovations enhance stereo output to produce a robust 3D audio image from just two ultra-thin speakers opening opportunities for consumer markets. For more information about the Company and its products, please visit: www.parametricsound.com.

Cautionary note on forward-looking statements
This press release includes forward-looking information and statements. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While we believe that our expectations are based upon reasonable assumptions, there can be no assurances that our goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect our actual results and may cause results to differ materially from those expressed in forward-looking statements made by us or on our behalf. Some of these factors include the acceptance of existing and future products, the impact of competitive products and pricing, general business and economic conditions, and other factors detailed in our Annual Report on Form 10-K and other periodic reports filed with the SEC. We specifically disclaim any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

CONTACT:
Jim Barnes, CFO
888-HSS-2150 Ext 3
jbarnes@parametricsound.com